Exhibit 99.1

Five9 Reports Second Quarter Revenue Growth of 32% to a Record $189.4 Million
41% Growth in LTM Enterprise Subscription Revenue
Raises 2022 Guidance for Both Revenue and Bottom Line
SAN RAMON, Calif. - July 28, 2022 - Five9, Inc. (NASDAQ:FIVN), a leading provider of cloud contact center software, today reported results for the second quarter ended June 30, 2022.
Second Quarter 2022 Financial Results
•Revenue for the second quarter of 2022 increased 32% to a record $189.4 million, compared to $143.8 million for the second quarter of 2021.
•GAAP gross margin was 53.4% for the second quarter of 2022, compared to 55.2% for the second quarter of 2021.
•Adjusted gross margin was 60.7% for the second quarter of 2022, compared to 63.3% for the second quarter of 2021.
•GAAP net loss for the second quarter of 2022 was $(23.7) million, or $(0.34) per basic share, compared to GAAP net loss of $(16.5) million, or $(0.25) per basic share, for the second quarter 2021.
•Non-GAAP net income for the second quarter of 2022 was $24.3 million, or $0.34 per diluted share, compared to non-GAAP net income of $16.0 million, or $0.23 per diluted share, for the second quarter of 2021.
•Adjusted EBITDA for the second quarter of 2022 was $33.1 million, or 17.5% of revenue, compared to $24.0 million, or 16.7% of revenue, for the second quarter of 2021.
•GAAP operating cash flow for the second quarter of 2022 was $(3.1) million, compared to GAAP operating cash flow of $11.4 million for the second quarter of 2021.

“We are excited to report strong second quarter results with revenue growing 32% year-over-year to a record $189.4 million. This growth continues to be driven primarily by the strength of our Enterprise business where LTM subscription revenue grew 41% year-over-year. This quarter, we achieved an adjusted EBITDA margin of 17%, while continuing to make progress on platform innovation, our march up market and our international expansion. Despite the macro environment uncertainties, we continued to experience strong growth with second quarter record bookings for both new logos and our installed base. Given the mission criticality of contact centers and a massive yet barely penetrated TAM, as well as our leading platform, go-to-market machine and proven execution, we remain confident in delivering durable and profitable growth.”

- Rowan Trollope, CEO, Five9
Business Outlook
Five9 provides guidance based on current market conditions and expectations. Five9 emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below, including risks and uncertainties associated with the global macroeconomic environment, including the impact of the Russia-Ukraine conflict and the COVID-19 pandemic.
•For the full year 2022, Five9 expects to report:
•Revenue in the range of $780.5 to $782.5 million.
•Non-GAAP net income per share in the range of $1.38 to $1.40, assuming diluted shares outstanding of approximately 72.8 million.
•For the third quarter of 2022, Five9 expects to report:
•Revenue in the range of $192.5 to $193.5 million.
•Non-GAAP net income per share in the range of $0.31 to $0.33, assuming diluted shares outstanding of approximately 73.0 million.

With respect to Five9’s guidance as provided above, Five9 has not reconciled its expectations as to non-GAAP net income per share to GAAP net loss per share because stock-based compensation and one-time costs cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Conference Call Details
Five9 will discuss its second quarter 2022 results today, July 28, 2022, via Zoom webinar at 4:30 p.m. Eastern Time. To access the webinar, please register by clicking here. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K and will be posted to our website, prior to the conference call.
A live webcast and a replay will be available on the Investor Relations section of the Company’s web-site at http://investors.five9.com/.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit and adjusted gross margin by adding back the following items to gross profit: depreciation, intangibles amortization, stock-based compensation, exit costs related to the closure and relocation of our Russian operations, acquisition-

related transaction and one-time integration costs, and refund for prior year overpayment of Universal Service Fund, or USF, fees. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net loss: depreciation and amortization, stock-based compensation, interest expense, interest (income) and other, exit costs related to closure and relocation of our Russian operations, acquisition-related transaction costs and one-time integration costs, contingent consideration expense, refund for prior year overpayment of USF fees and provision for (benefit from) income taxes. We calculate non-GAAP operating income by adding back or removing the following items to or from GAAP operating income: stock-based compensation, intangibles amortization, exit costs related to the closure and relocation of our Russian operations, acquisition-related transaction and one-time integration costs, contingent consideration expense and refund for prior year overpayment of USF fees. We calculate non-GAAP net income by adding back or removing the following items to or from GAAP net loss: stock-based compensation, intangibles amortization, amortization of discount and issuance costs on convertible senior notes, exit costs related to the closure and relocation of our Russian operations, acquisition-related transaction costs and one-time integration costs, contingent consideration expense, refund for prior year overpayment of USF fees and tax provision associated with acquired companies. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth herein and attached to this release.

Forward-Looking Statements
This news release contains certain forward-looking statements, including the statements in the quote from our Chief Executive Officer, including statements regarding Five9’s ability to continue to deliver growth and the reasons therefor, and the third quarter and full year 2022 financial projections set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) our quarterly and annual results may fluctuate significantly, including as a result of the timing and success of new product and feature introductions by us, and may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (ii) adverse economic conditions may harm our business, including the current global economic downturn; (iii) if we are unable to attract new clients or sell additional services and functionality to our existing clients, our revenue and revenue growth will be harmed; (iv) our recent rapid growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (v) failure to adequately retain and expand our sales force will impede our growth; (vi) if we fail to manage our technical operations infrastructure, our existing clients may experience service outages, our new clients may experience delays in the deployment of our solution and we could be subject to, among other things, claims for credits or damages; (vii) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully maintain, grow and manage these relationships could harm our business; (viii) we have established, and are continuing to increase, our network of master agents and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (ix) the markets in which we participate involve a high number of competitors that is continuing to increase, and if we do not compete effectively, our operating results could be harmed; (x) we continue to expand our international operations, which exposes us to significant risks; (xi) security breaches and improper access to or disclosure of our data or our clients’ data, or other cyber attacks on our systems, could result in litigation and regulatory risk, harm our reputation and our business; (xii) we may acquire other companies or technologies, or be the target of strategic transactions, or be impacted by transactions by other companies, which could divert our management’s attention, result in additional dilution to our stockholders or use a significant amount of our cash resources and otherwise disrupt our operations and harm our operating results; (xiii) if our existing clients terminate their subscriptions or reduce their subscriptions and related usage, our revenues and gross margins will be harmed and we will be required to spend more money to grow our client base; (xiv) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xv) because a significant percentage of our revenue is derived from existing clients, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (xvi) we rely on third-party telecommunications and internet service providers to provide our clients and their customers with telecommunication services and connectivity to our cloud contact center software and any failure by these service providers to provide reliable services could cause us to lose clients and subject us to claims for credits or damages, among other things; (xvii) we have a history of losses and we may be unable to achieve or sustain profitability; (xviii) the contact center software solutions market is subject to rapid technological change, and we must develop and sell incremental and new solutions in order to maintain and grow our business; (xix) the effects of the COVID-19 pandemic have materially affected how we, our clients and business partners are operating, and the duration and extent to which this will impact our future results of operations and overall financial performance remains uncertain; (xx) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xxi) failure to comply with laws and regulations could harm our business and our reputation; (xxii) we may not have sufficient cash to service our convertible senior notes and repay such notes, if required, and other risks attendant to our convertible senior notes and increased debt levels; and (xxiii) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.

About Five9
Five9 is a leading provider of cloud contact center software for the intelligent contact center space, bringing the power of cloud innovation to customers and facilitating more than nine billion call minutes annually. Five9 provides end-to-end solutions with omnichannel routing, analytics, WFO and AI to increase agent productivity and deliver tangible business results. The Five9 Genius platform is reliable, secure, compliant and scalable; designed to create exceptional personalized customer experiences. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$101,315	$90,878
Marketable investments	397,067	378,980
Accounts receivable, net	82,885	83,731
Prepaid expenses and other current assets	38,464	30,342
Deferred contract acquisition costs, net	40,306	33,295
Total current assets	660,037	617,226
Property and equipment, net	99,994	77,785
Operating lease right-of-use assets	43,593	48,703
Intangible assets, net	34,015	39,897
Goodwill	165,420	165,420
Marketable investments	60,424	147,377
Other assets	11,886	11,871
Deferred contract acquisition costs, net — less current portion	101,854	84,663
Total assets	$1,177,223	$1,192,942
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,931	$20,510
Accrued and other current liabilities	56,894	78,577
Operating lease liabilities	9,836	9,826
Accrued federal fees	—	2,282
Sales tax liabilities	2,253	2,660
Deferred revenue	51,553	43,720
Convertible senior notes	187	—
Total current liabilities	146,654	157,575
Convertible senior notes - less current portion	736,485	768,599
Sales tax liabilities — less current portion	888	877
Operating lease liabilities — less current portion	42,186	47,088
Other long-term liabilities	6,108	7,671
Total liabilities	932,321	981,810
Stockholders’ equity:
Common stock	70	68
Additional paid-in capital	535,592	439,787
Accumulated other comprehensive loss	(4,534)	(287)
Accumulated deficit	(286,226)	(228,436)
Total stockholders’ equity	244,902	211,132
Total liabilities and stockholders’ equity	$1,177,223	$1,192,942

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

Revenue	$189,382	$143,782	$372,159	$281,664
Cost of revenue	88,229	64,395	177,096	124,198
Gross profit	101,153	79,387	195,063	157,466
Operating expenses:
Research and development	34,992	24,648	70,816	46,769
Sales and marketing	64,098	46,024	128,709	90,823
General and administrative	23,824	22,909	48,138	45,154
Total operating expenses	122,914	93,581	247,663	182,746
Loss from operations	(21,761)	(14,194)	(52,600)	(25,280)
Other (expense) income, net:
Interest expense	(1,857)	(2,118)	(3,727)	(4,056)
Interest income and other	280	(353)	1,125	(178)
Total other (expense) income, net	(1,577)	(2,471)	(2,602)	(4,234)
Loss before income taxes	(23,338)	(16,665)	(55,202)	(29,514)
Provision for (benefit from) income taxes	332	(135)	2,588	(652)
Net loss	$(23,670)	$(16,530)	$(57,790)	$(28,862)
Net loss per share:
Basic and diluted	$(0.34)	$(0.25)	$(0.83)	$(0.43)
Shares used in computing net loss per share:
Basic and diluted	69,748	67,292	69,363	67,008

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30, 2022	June 30, 2021
Cash flows from operating activities:
Net loss	$(57,790)	$(28,862)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	22,435	18,414
Amortization of operating lease right-of-use assets	4,942	4,473
Amortization of deferred contract acquisition costs	18,653	11,468
Amortization of premium on marketable investments	1,114	3,521
Provision for doubtful accounts	505	337
Stock-based compensation	84,179	45,809
Amortization of discount and issuance costs on convertible senior notes	1,852	1,959
Deferred taxes	2,054	—
Change in fair of value of contingent consideration	260	5,200
Payment of contingent consideration liability in excess of acquisition-date fair value	(5,900)	—
Other	172	226
Changes in operating assets and liabilities:
Accounts receivable	310	(5,526)
Prepaid expenses and other current assets	(8,092)	(5,962)
Deferred contract acquisition costs	(42,854)	(35,319)
Other assets	(70)	147
Accounts payable	4,487	1,725
Accrued and other current liabilities	(4,107)	23,343
Accrued federal fees and sales tax liability	(2,677)	1,277
Deferred revenue	7,571	(2,118)
Other liabilities	(1,423)	(14,955)
Net cash provided by operating activities	25,621	25,157
Cash flows from investing activities:
Purchases of marketable investments	(151,712)	(325,628)
Proceeds from sales of marketable investments	600	1,557
Proceeds from maturities of marketable investments	214,585	282,048
Purchases of property and equipment	(34,474)	(19,477)
Capitalization of software development costs	(1,392)	—
Cash paid for an equity investment in a privately-held company	(2,000)	—
Net cash provided by (used in) investing activities	25,607	(61,500)
Cash flows from financing activities:
Repurchase of a portion of 2023 convertible senior notes, net of costs	(34,034)	(17,622)
Proceeds from exercise of common stock options	3,005	4,439
Proceeds from sale of common stock under ESPP	8,338	8,128
Payment of contingent consideration liability up to acquisition-date fair value	(18,100)	—
Payment of hold back related to an acquisition	—	(3,200)
Payments of finance leases	—	(575)
Net cash used in financing activities	(40,791)	(8,830)
Net increase (decrease) in cash and cash equivalents	10,437	(45,173)
Cash and cash equivalents:
Beginning of period	90,878	220,372
End of period	$101,315	$175,199

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

GAAP gross profit	$101,153	$79,387	$195,063	$157,466
GAAP gross margin	53.4%	55.2%	52.4%	55.9%
Non-GAAP adjustments:
Depreciation	5,812	4,878	11,365	9,018
Intangibles amortization	2,935	2,947	5,882	5,894
Stock-based compensation	8,538	3,781	16,330	6,886
Exit costs related to closure and relocation of Russian operations	3	—	383	—
Acquisition-related and one-time integration costs	80	2	128	32
Refund for prior year overpayment of USF fees	(3,511)	—	(3,511)	—
Adjusted gross profit	$115,010	$90,995	$225,640	$179,296
Adjusted gross margin	60.7%	63.3%	60.6%	63.7%

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

GAAP net loss	$(23,670)	$(16,530)	$(57,790)	$(28,862)
Non-GAAP adjustments:
Depreciation and amortization	11,640	9,651	22,435	18,414
Stock-based compensation	44,786	24,901	84,179	45,809
Interest expense	1,857	2,118	3,727	4,056
Interest (income) and other	(280)	353	(1,125)	178
Exit costs related to closure and relocation of Russian operations (1)	214	—	3,441	—
Acquisition-related transaction and one-time integration costs	1,714	973	3,352	2,067
Contingent consideration expense	—	2,700	260	5,200
Refund for prior year overpayment of USF fees	(3,511)	—	(3,511)	—
Provision for (benefit from) income taxes	332	(135)	2,588	(652)
Adjusted EBITDA	$33,082	$24,031	$57,556	$46,210
Adjusted EBITDA as % of revenue	17.5%	16.7%	15.5%	16.4%
(1) Exit costs related to the closure and relocation of our Russian operations was $1.1 million and $3.9 million during the three and six months ended June 30, 2022. The $0.2 million and $3.4 million adjustments presented above were net of $0.7 million and $0.8 million included in “Depreciation and amortization” and $0.2 million and $(0.3) million included in “Interest (income) and other.”

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING LOSS TO NON-GAAP OPERATING INCOME
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

Loss from operations	$(21,761)	$(14,194)	$(52,600)	$(25,280)
Non-GAAP adjustments:
Stock-based compensation	44,786	24,901	84,179	45,809
Intangibles amortization	2,935	2,947	5,882	5,894
Exit costs related to closure and relocation of Russian operations	883	—	4,215	—
Acquisition-related transaction and one-time integration costs	1,714	973	3,352	2,067
Contingent consideration expense	—	2,700	260	5,200
Refund for prior year overpayment of USF fees	(3,511)	—	(3,511)	—
Non-GAAP operating income	$25,046	$17,327	$41,777	$33,690

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

GAAP net loss	$(23,670)	$(16,530)	$(57,790)	$(28,862)
Non-GAAP adjustments:
Stock-based compensation	44,786	24,901	84,179	45,809
Intangibles amortization	2,935	2,947	5,882	5,894
Amortization of discount and issuance costs on convertible senior notes	922	985	1,852	1,959
Exit costs related to closure and relocation of Russian operations	1,125	—	3,874	—
Acquisition-related transaction and one-time integration costs	1,714	973	3,352	2,067
Contingent consideration expense	—	2,700	260	5,200
Refund for prior year overpayment of USF fees	(3,511)	—	(3,511)	—
Tax provision associated with acquired companies	—	—	1,830	—
Non-GAAP net income	$24,301	$15,976	$39,928	$32,067
GAAP net loss per share:
Basic and diluted	$(0.34)	$(0.25)	$(0.83)	$(0.43)
Non-GAAP net income per share:
Basic	$0.35	$0.24	$0.58	$0.48
Diluted	$0.34	$0.23	$0.56	$0.45
Shares used in computing GAAP net loss per share:
Basic and diluted	69,748	67,292	69,363	67,008
Shares used in computing non-GAAP net income per share:
Basic	69,748	67,292	69,363	67,008
Diluted	71,083	70,774	70,869	70,640

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2022			June 30, 2021
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$8,538	$5,812	$2,935	$3,781	$4,878	$2,947
Research and development	11,818	804	—	6,152	729	—
Sales and marketing	14,963	1	—	8,208	1	—
General and administrative	9,467	2,088	—	6,760	1,096	—
Total	$44,786	$8,705	$2,935	$24,901	$6,704	$2,947

	Six Months Ended
	June 30, 2022			June 30, 2021
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$16,330	$11,365	$5,882	$6,886	$9,018	$5,894
Research and development	21,963	1,629	—	10,915	1,325	—
Sales and marketing	28,387	2	—	14,979	2	—
General and administrative	17,499	3,557	—	13,029	2,175	—
Total	$84,179	$16,553	$5,882	$45,809	$12,520	$5,894

Investor Relations Contacts:

Five9, Inc.
Barry Zwarenstein
Chief Financial Officer
925-201-2000 ext. 5959
IR@five9.com

The Blueshirt Group for Five9, Inc.
Lisa Laukkanen
415-217-4967
Lisa@blueshirtgroup.com

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